UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

International Stem Cell Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51891

Delaware	20-4494098
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5950 Priestly Court

Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

As discussed in greater detail below, our Audit Committee has decided to change the independent public accountants engaged to audit our financial statements and provide other related review and attest services. The decision to change accountants did not arise out of any dispute or disagreement.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On March 25, 2011, International Stem Cell Corporation (the “Company”), with the approval of the Audit Committee of its Board of Directors, dismissed Vasquez & Company, LLP (“Vasquez”) as the independent registered public accounting firm engaged to audit the Company’s consolidated financial statements.

The report dated March 23, 2011 issued by Vasquez relating to its audit of the consolidated balance sheets of the Company as of December 31, 2010 and 2009, and the related consolidated statements of operations, members’ deficit and stockholders’ equity and cash flows for the years then ended and for the period from inception (August 17, 2001) through December 31, 2010, did not contain an adverse opinion or a disclaimer of an opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, the report dated March 22, 2010 issued by Vasquez relating to its audit of the consolidated balance sheets of the Company as of December 31, 2009 and 2008 and the related consolidated statements of operations, members’ deficit and stockholders’ equity and cash flows for the years then ended and for the period from inception (August 17, 2001) through December 31, 2009 contained an explanatory paragraph noting that the Company’s expected losses and need to raise capital raised substantial doubt about its ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period preceding the dismissal of Vasquez, there were no disagreements with Vasquez on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Vasquez, would have caused Vasquez to make reference to the subject matter of the disagreements in connection with its report. There were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the Company’s two most recent fiscal years or during the subsequent interim period through March 25, 2011.

The Company provided Vasquez a copy of the above disclosures and requested that Vasquez furnish the Company a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made above and, if it did not agree, stating the respects in which it did not agree. A copy of that letter, dated March 28, 2011, is attached hereto as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm

The Company, with the approval of the Audit Committee, engaged Mayer Hoffman McCann P.C. (“MHM”) as the Company’s independent registered public accounting firm, on March 25, 2011.

During the Company’s two most recent fiscal years and during the interim period through March 25, 2011, neither the Company nor anyone acting on its behalf consulted with MHM regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that MHM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter dated March 28, 2011 from Vasquez & Company, LLP

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL STEM CELL CORPORATION

Date: March 29, 2011	By:	/s/ Ray Wood
Ray Wood, Chief Financial Officer